As filed with the Securities and Exchange Commission on November 8, 2023

No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PERMIAN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	47-5381253
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 N. Marienfeld Street, Suite 1000,

Midland, Texas 79701

(432) 695-4222

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John C. Bell

300 N. Marienfeld Street, Suite 1000,

Midland, Texas 79701

(432) 695-4222

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Michael W. Rigdon, P.C.

Ieuan A. List

Kirkland & Ellis LLP

609 Main Street

Houston, Texas 77002

(713) 836-3600

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Smaller reporting company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus (the “Prospectus”) included in this registration statement on Form S-3 (this “Registration Statement”) is a combined prospectus relating to:

(i)	this Registration Statement,

(ii)

the registration statement on Form S-3 (File No. 333-267338) filed by Permian Resources Corporation (the “Company”) on September 8, 2022, which became effective automatically upon filing thereof, relating to the offer and resale by Pearl Energy Investments, L.P., Pearl Energy Investments II, L.P., Pearl CIII Holdings, L.P., NGP XI US Holdings, L.P., NGP Pearl Holdings II, LLC, Luxe Energy, LLC, William M. Hickey III and James H. Walter of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A common stock”), issuable upon the redemption (the “Redemption Right”) of common units representing limited liability company interests (“Permian Resources OpCo Units”) in Permian Resources Operating, LLC, a Delaware limited liability company and a subsidiary of the Company (“Permian Resources OpCo”), together with the cancellation of an equal number of shares of our Class C common stock, par value $0.0001 per share (the “Class C common stock”),

(iii)

the registration statement on Form S-3 (File No. 333-219739) initially filed by Centennial Resource Development, Inc., predecessor to the Company (“Centennial”), on August 7, 2017, which was amended by Pre-Effective Amendment No. 1 filed on September 15, 2017 and declared effective by the SEC on October 12, 2017, relating to, among other things, the offer and resale by Silver Run Sponsor, LLC of shares of Class A common stock of Centennial,

(iv)

the registration statement on Form S-1 (File No. 333-215621) initially filed by Centennial on January 19, 2017, which was amended by Amendment No. 1 to Form S-1 on Form S-3 and declared effective by the SEC on April 25, 2017, relating to, among other things, the offer and resale by affiliates of Riverstone Investment Group LLC (“Riverstone”) of shares of Class A common stock of Centennial, and

(v)

the registration statement on Form S-1 (File No. 333-214355) initially filed by Centennial on October 31, 2016, which was amended by Pre-Effective Amendment No. 1 filed on November 16, 2016 and declared effective by the SEC on November 21, 2016, as amended by registration statement on Form S-1 initially filed by Centennial on January 19, 2017, and amended by Post-Effective Amendment No. 1 to Form S-1 on Form S-3 filed by Centennial on March 23, 2017 and further amended by Post-Effective Amendment No. 2 to Form S-1 on Form S-3 filed by Centennial on April 11, 2017, and declared effective by the SEC on April 17, 2017, relating to, among other things, the offer and resale by affiliates of Riverstone of shares of Class A common stock of Centennial.

The registration statements described in items (ii) through (v) above are collectively referred to herein as the “Prior Registration Statements.”

This Registration Statement, which is a new registration statement, combines the remaining 252,623,302 shares of Class A common stock available for resale by certain of the selling stockholders named in the Prospectus pursuant to the Prior Registration Statements, with an additional 81,440,781 shares of Class A common stock (including shares of Class A common stock issuable upon the exercise of certain selling stockholders’ Redemption Rights), all of which were previously issued or issuable to, and are registered hereby for offer and resale by, the selling stockholders named in the Prospectus, to enable an aggregate of 334,064,083 shares of Class A common stock to be offered pursuant to the Prospectus. Pursuant to Rule 429 under the Securities Act, this Registration Statement also constitutes a post-effective amendment to each of the Prior Registration Statements (the “Post-Effective Amendment”), and such Post-Effective Amendment shall become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.

PROSPECTUS

Permian Resources Corporation

334,064,083 Shares

Class A Common Stock

Offered by the Selling Stockholders

This prospectus relates to the offer and sale, from time to time, in one or more offerings, by the selling stockholders (including their donees, pledgees, transferees or other successors-in-interest) named herein (the “Selling Stockholders”) of up to an aggregate of 334,064,083 shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”), of Permian Resources Corporation (the “Company,” “Permian Resources,” “we,” “us” or “our”) consisting of up to: (i) 252,623,302 shares of Class A common stock previously registered for resale by certain selling stockholders named herein pursuant to Registration Statements initially filed on September 8, 2022 (File No. 333-267338), August 7, 2017 (File No. 333-219739), January 19, 2017 (File No. 333-215621) and October 31, 2016 (File No. 333-214355) (collectively, the “Prior Registration Statements”) and (ii) 81,440,781 shares of Class A common stock registered for resale by certain selling stockholders named herein pursuant to the registration statement on Form S-3 of which this prospectus forms a part, subject to any appropriate adjustment as a result of any stock dividend, stock split or distribution, or in connection with a combination of shares, and any security into which such shares of Class A common stock shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, consolidation, exchange, distribution or otherwise. This prospectus provides you with a general description of the Class A common stock. We will not receive any proceeds from the sale of our Class A common stock by the Selling Stockholders.

We may amend or supplement this prospectus from time to time, as required, by filing amendments or supplements to this prospectus with the U.S. Securities and Exchange Commission (the “SEC”). We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any prospectus supplement, amendment or free writing prospectus may add, update or change information contained in this prospectus with respect to the offering of our Class A common stock. You should carefully read this prospectus and any applicable prospectus supplement, amendment or free writing prospectus before you invest in any of our Class A common stock. You should also read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information about us, including our financial statements.

The selling stockholders named herein (the “Selling Stockholders”) may offer and sell shares of our Class A common stock described in this prospectus and any applicable prospectus supplement, amendment or free writing prospectus to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the Selling Stockholders may offer and sell shares of our Class A common stock from time to time together or separately. The Selling Stockholders will determine at what price they may sell the Class A common stock offered by this prospectus, and such sales may be made at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. If any underwriters, dealers or agents are involved in the sale of any of shares of our Class A common stock, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement, amendment or free writing prospectus. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No Class A common stock may be sold without delivery of this prospectus and the applicable prospectus supplement, amendment or free writing prospectus, if any, describing the method and terms of the offering of such securities.

We are registering these aggregate 334,064,083 shares of our Class A common stock for sale by the Selling Stockholders (including their donees, pledgees, transferees or other successors-in-interest) pursuant to a Registration Rights Agreement, dated as of August 21, 2023 by and among us and the parties listed on the signature pages thereto (the “Registration Rights Agreement”), which we entered into in connection with the Mergers (as defined under the heading “Summary”). The shares of Class A common stock being registered hereby consist of (i) shares of our Class A common stock issuable upon the redemption of common units representing limited liability company interests (the “Permian Resources OpCo Units”) in Permian Resources Operating, LLC, a Delaware limited liability company and a subsidiary of the Company (“Permian Resources OpCo”), together with the cancellation of an equal number of shares of our Class C common stock, par value $0.0001 per share (the “Class C common stock”) and (ii) outstanding shares of our Class A common stock (including the shares of Class A common stock issued or issuable upon the exercise of any other equity security) held by a Selling Stockholder as of the closing of the Mergers.

Our Class A common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “PR.” On November 7, 2023, the last reported sale price of our Class A common stock on the NYSE was $13.64 per share.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” SECTION ON PAGE 2 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN ANY APPLICABLE PROSPECTUS SUPPLEMENT, AMENDMENT OR FREE WRITING PROSPECTUS CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 8, 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process.

By using a shelf registration statement, the Selling Stockholders (including their donees, pledgees, transferees or other successors-in-interest) named in this prospectus may, from time to time, sell up to 334,064,083 shares of Class A common stock in one or more offerings as described in this prospectus, subject to any appropriate adjustment as a result of any stock dividend, stock split or distribution, or in connection with a combination of shares, and any security into which such shares of Class A common stock shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, consolidation, exchange, distribution or otherwise. This prospectus generally describes Permian Resources Corporation (the “Company,” “Permian Resources,” “we,” “us” or “our”) and its Class A common stock that the Selling Stockholders may offer and sell.

We may amend or supplement this prospectus from time to time, as required, by filing amendments or supplements to this prospectus with the SEC. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any prospectus supplement, amendment or free writing prospectus may add, update or change information contained in this prospectus with respect to the offering of our Class A common stock. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, amendment or free writing prospectus, you should rely on the prospectus supplement, amendment or free writing prospectus, as applicable. Before purchasing any Class A common stock, you should carefully read both this prospectus and any applicable prospectus supplement, amendment or free writing prospectus, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus and any applicable prospectus supplement, amendment or free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the Selling Stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholders will make an offer to sell the Class A common stock in any jurisdiction where such offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement, amendment or free writing prospectus is accurate only as of its respective date, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any applicable prospectus supplement, amendment or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any applicable prospectus supplement, amendment or free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus and any applicable prospectus supplement, amendment or free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information. This prospectus contains, or incorporates by reference, and any prospectus supplement or any applicable free writing prospectus may contain, certain forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Risk Factors” and “Forward-Looking Statements.”

When we refer to “we,” “our,” “us,” “Permian Resources” and the “Company” in this prospectus, we mean Permian Resources Corporation and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of our Class A common stock.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We have filed with the SEC a registration statement on Form S-3 to register the offer and sale of the Class A common stock covered hereby. This prospectus, which forms part of the registration statement, does not contain all of the information included in that registration statement. For further information about us and the Class A common stock covered in this prospectus, you should refer to the registration statement and its exhibits. Certain information is also incorporated by reference in this prospectus as described under “Incorporation by Reference.”

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available at the website of the SEC at http://www.sec.gov. We also furnish our stockholders with annual reports containing our financial statements audited by an independent registered public accounting firm and quarterly reports containing our unaudited financial information. We maintain a website at www.permianres.com. You may access our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K and amendments to those reports, in each case filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC, free of charge at our website as soon as reasonably practicable after this material is electronically filed with, or furnished to, the SEC. The reference to our website or web address does not constitute incorporation by reference of the information contained at that site.

We have not authorized anyone to provide you with any information other than that contained in this prospectus or in a document to which we expressly have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus, and any applicable prospectus supplement, amendment or free writing prospectus, incorporate by reference the documents set forth below that have previously been filed with the SEC (excluding, in each case, any information furnished to, rather than filed with, the SEC):

•	Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 24, 2023;

•	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 11, 2023;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, filed with the SEC on May 9, 2023, August 3, 2023 and November 8, 2023, respectively;

•	Our Current Reports on Form 8-K and Amended Current Reports on Form 8-K/A filed with the SEC on September 8, 2022 (Exhibit 99.2 only), March 2, 2023, March 10, 2023, April 28, 2023,

May  24, 2023, August  21, 2023, September  5, 2023, September  6, 2023, September  7, 2023, September  12, 2023, September  19, 2023, September  21, 2023, October  30, 2023, November  3, 2023 and November 8, 2023; and

•

The description of our Class  A common stock included in our Registration Statement on Form 8-A, filed on September 8, 2022, including any amendments or reports filed for the purpose of updating, changing or otherwise modifying such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering (excluding, in each case, any information furnished to, rather than filed with, the SEC) will be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Permian Resources Corporation

300 N. Marienfeld Street, Suite 1000,

Midland, Texas 79701

(432) 695-4222

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any applicable prospectus supplement, amendment or free writing prospectus.

v

SUMMARY

Business Overview

We are an independent oil and natural gas company engaged in development of crude oil and associated liquids-rich natural gas reserves with assets concentrated in the Delaware Basin and the Midland Basin, which are sub-basins of the Permian Basin. Our principal business objective is to deliver leading stockholder returns by leveraging our high-quality asset base and technical expertise to sustainably and responsibly develop our oil and natural gas resources to meet the world’s need for affordable, abundant energy.

Additional Information

Our principal executive offices are located at 300 N. Marienfeld Street, Suite 1000, Midland, Texas 79701, and our telephone number is (432) 695-4222. Our website is www.permianres.com. Information on, or accessible through, our website or any other website is not incorporated by reference into, and does not constitute a part of, this prospectus.

The Offering

This prospectus relates to the possible resale of up to 334,064,083 shares of Class A common stock, which are (i) issuable upon the redemption of the Permian Resources OpCo Units, together with the cancellation of an equal number of shares of our Class C common stock or (ii) outstanding shares of our Class A common stock (including the shares of Class A common stock issued or issuable upon the exercise of any other equity security) held by a Selling Stockholder as of the closing of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of August 21, 2023 (the “Merger Agreement”), among the Company, Smits Merger Sub I Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub I”), Smits Merger Sub II LLC, a Delaware limited liability company and a direct wholly owned Subsidiary of the Company (“Merger Sub II”), Permian Resources OpCo, Earthstone Energy, Inc., a Delaware corporation (“Earthstone”), and Earthstone Energy Holdings, LLC, a Delaware limited liability company and subsidiary of Earthstone (“Earthstone OpCo”), pursuant to which (i) Merger Sub I merged with and into Earthstone (the “Initial Merger”), with Earthstone surviving the Initial Merger as a wholly owned subsidiary of the Company (“Surviving Corporation”), (ii) the Surviving Corporation merged with and into Merger Sub II (the “Subsequent Merger,” and together the Initial Merger, the “Company Mergers”), with Merger Sub II surviving the Subsequent Merger as a wholly owned subsidiary of the Company and (iii) Permian Resources OpCo merged with and into Earthstone OpCo (the “OpCo Merger,” and together with the Company Mergers, the “Mergers”), with Permian Resources OpCo surviving the OpCo Merger as a subsidiary of the Company.

As part of the Mergers, we agreed to file the registration statement of which this prospectus forms a part to register the resale of (i) the shares of Class A common stock to be issued to the Selling Stockholders upon the redemption of the Permian Resources OpCo Units and the cancellation of an equal number of shares of our Class C common stock and (ii) the outstanding shares of our Class A common stock (including the shares of Class A common stock issued or issuable upon the exercise of any other equity security) held by a Selling Stockholder as of the closing of the Mergers.

The Selling Stockholders will determine when and how they sell the shares of Class A common stock offered in this prospectus, as described in “Plan of Distribution.” See “Selling Stockholders” for additional information concerning the Mergers and the Selling Stockholders. We will not receive any of the proceeds from the sale of the shares of Class A common stock being offered pursuant to this prospectus.

RISK FACTORS

An investment in our Class A common stock offered pursuant to this prospectus and any applicable prospectus supplement, amendment or free writing prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained in or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement, amendment or free writing prospectus before acquiring any shares of our Class A common stock. The occurrence of any of these risks might cause you to lose all or part of your investment in our Class A common stock.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, information incorporated by reference herein or therein and any related free-writing prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the United States Private Securities Litigation Reform Act of 1995, as amended. All statements, other than statements of historical fact, included in this prospectus, any prospectus supplement, information incorporated by reference herein or therein and any related free-writing prospectus, including those that address activities, events, or developments that the Company expects, believes, or anticipates will or may occur in the future, are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the Company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions, or future events or performance that are not historical facts. Words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “should,” “could,” “would,” “may,” “might,” “foresee,” “plan,” “will,” “guidance,” “outlook,” “future,” “assume,” “forecast,” “focus,” “target,” “continue,” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking.

These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Be cautioned that these forward-looking statements are subject to all of the risk and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control and incidental to the development, production, gathering and sale of oil and natural gas. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, risks relating to the Mergers, including the realization of the anticipated benefits and synergies therefrom. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth in the Company’s filings with the SEC, including the prospectus relating to the offering, the Registration Statement on Form S-4 filed with the SEC on September 6, 2023, its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and its subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors,” as may be updated from time to time in the Company’s periodic filings with the SEC. Please see “Where You Can Find More Information; Incorporation by Reference” for more information about the SEC filings incorporated by reference into this prospectus.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. The Company does not assume any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of Class A common stock being offered by any of the Selling Stockholders.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our Fourth Amended and Restated Certificate of Incorporation (the “Charter”), which has been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

Our authorized capital stock consists of:

•

1,500,000,000 shares of common stock, consisting of (i) 1,000,000,000 shares of Class A common stock, par value $0.0001 per share, and (ii) 500,000,000 shares of Class C common stock, par value $0.0001 per share; and

•	1,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

Class A Common Stock

Holders of Class A common stock are entitled to one vote for each share held on all matters to be voted on by the Company’s stockholders. Holders of the Class A common stock and holders of the Class C common stock will vote together as a single class on all matters submitted to a vote of the Company’s stockholders, except as required by law. Unless specified in the Charter (including any certificate of designation of preferred stock) or the Company’s Second Amended and Restated Bylaws (as amended, amended and restated or supplemented from time to time, the “Bylaws”), or as required by applicable provisions of the Delaware General Corporation Law (the “DGCL”) or applicable stock exchange rules, the affirmative vote of a majority of the Company’s shares of common stock that are voted is required to approve any such matter voted on by the Company’s stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Subject to the rights of the holders of any outstanding series of preferred stock, the holders of the Class A common stock are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

In the event of a liquidation, dissolution or winding up of the Company, the holders of the Class A common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the Class A common stock. The holders of the Class A common stock have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the Class A common stock.

Class C Common Stock

Holders of Class C common stock, together with holders of Class A common stock voting as a single class, have the right to vote on all matters properly submitted to a vote of the stockholders. In addition, the holders of Class C common stock, voting as a separate class, will be entitled to approve any amendment, alteration or repeal of any provision of the Charter that would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Class C common stock. Holders of Class C common stock will not be entitled to any dividends from the Company and will not be entitled to receive any of the Company’s assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs.

Shares of Class C common stock may be issued only to the Permitted Class C Owners (as defined in the Charter). A holder of Class C common stock may transfer shares of Class C common stock to any transferee (other than the Company) only if such holder also simultaneously transfers an equal number of such holder’s

Permian Resources OpCo Units to such transferee in compliance with the Seventh Amended and Restated Limited Liability Company Agreement of Permian Resources OpCo (the “LLCA”). The Permitted Class C Owners generally have the right to cause Permian Resources OpCo to redeem all or, if they are redeeming at least 50,000 units, a portion of their Permian Resources OpCo Units in exchange for shares of Class A common stock or, at Permian Resources OpCo’s option, an equivalent amount of cash. The Company may, however, at its option, effect a direct exchange of cash or Class A common stock for such Permian Resources OpCo Units in lieu of such a redemption by Permian Resources OpCo. Upon the future redemption or exchange of Permian Resources OpCo Units held by a Permitted Class C Owner, a corresponding number of shares of Class C common stock held by such Permitted Class C Owner will be canceled.

Anti-Takeover Effects of Delaware Law and our Charter and Bylaws

We are subject to the provisions of Section 203 of the DGCL (“Section 203”). Under Section 203, we would generally be prohibited from engaging in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder unless:

•	prior to this time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers, and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Under Section 203, a “business combination” includes:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder, subject to limited exceptions;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Under our Charter, our board of directors is classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board of directors only by successfully engaging in a proxy contest at two or more annual meetings.

Except as required by NYSE rules, our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval (including a specified future issuance) and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum

Our Charter provides that, unless the Company consents in writing to the selection of an alternative forum, the (i) Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (A) any derivative action or proceeding brought on behalf of the combined company, (B) any action asserting a claim of breach of a fiduciary duty owed by any of the directors, officers, employees or agents of the Company to the Company or its stockholders, (C) any action asserting a claim arising pursuant to any provision of the DGCL, the Charter or the Bylaws or (D) any action asserting a claim against the Company that is governed by the internal affairs doctrine; and (ii) subject to the foregoing, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint. In the event the Delaware Court of Chancery lacks subject matter jurisdiction, then the sole and exclusive forum for such action or proceeding shall be the federal district court for the District of Delaware.

Notwithstanding the foregoing, this provision would not apply to claims brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As described above, the Charter provides that the federal district courts of the United States of America shall have exclusive jurisdiction over any action arising under the Securities Act. Accordingly, there is uncertainty as to whether a court would enforce this provision. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or the directors, officers, employees or agents of the Company, which may discourage such lawsuits against the Company and such persons.

Special Meeting of Stockholders

Our Bylaws provide that special meetings of its stockholders may be called only by a majority vote of the Company’s board of directors, by its Chief Executive Officer or by its Chairman.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws provide that stockholders seeking to bring business before the Company’s annual meeting of stockholders, or to nominate candidates for election as directors at its annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at the Company’s principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in the Company’s annual proxy statement must comply with the notice periods contained therein. Our Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude the Company’s stockholders from bringing matters before its annual meeting of stockholders or from making nominations for directors at its annual meeting of stockholders.

Listing of Securities

Our Class A common stock is currently listed on the NYSE under the symbol “PR.”

Transfer Agent

The transfer agent and registrar for our Class A common stock is Continental Stock Transfer & Trust Company.

SELLING STOCKHOLDERS

The Selling Stockholders (including their donees, pledgees, transferees or other successors-in-interest) identified below may offer to sell from time to time in the future up to an aggregate of 334,064,083 shares of our Class A common stock, consisting of up to: (i) 252,623,302 shares of Class A common stock previously registered for resale by certain selling stockholders named herein pursuant to the Prior Registration Statements and (ii) 81,440,781 shares of Class A common stock registered for resale by certain selling stockholders named herein by this prospectus, subject to any appropriate adjustment as a result of any stock dividend, stock split or distribution, or in connection with a combination of shares, and any security into which such shares of Class A common stock shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, consolidation, exchange, distribution or otherwise. The shares of Class A common stock consist of (i) shares issuable upon the redemption of the Permian Resources OpCo Units, together with the cancellation of an equal number of shares of our Class C common stock (the “Redemption Right”) and (ii) outstanding shares of our Class A common stock (including the shares of Class A common stock issued or issuable upon the exercise of any other equity security) held by a Selling Stockholder as of the closing of the Mergers.

Any issuance of the Class A common stock to the Selling Stockholders in connection with exercise of the Redemption Right will be, and the initial issuance of the Class C common stock (and related Permian Resources OpCo Units) to the Selling Stockholders was, exempt from the registration requirements of the Securities Act. We are registering the offering by the Selling Stockholders of the shares of Class A common stock described below pursuant to the provisions of the Registration Rights Agreement.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws.

The following table sets forth information as of November 7, 2023 provided by each Selling Stockholder on or prior to such date regarding (i) the beneficial ownership of shares of our Class A common stock and our Class C common stock and (ii) the number of shares of our Class A common stock that may from time to time be offered or sold pursuant to this prospectus or any applicable prospectus supplement, amendment or free writing prospectus, assuming each Selling Stockholder has redeemed all Permian Resources OpCo Units, together with the cancellation of an equal number of shares of our Class C common stock, beneficially owned by it for an equivalent number of shares of our Class A common stock. The percentage of combined voting power prior to, and after, the offering is based on 509,026,708 shares of our Class A common stock and 264,740,115 shares of Class C common stock, based on the shares held by the Selling Stockholders as of November 1, 2023. Information in the table below with respect to beneficial ownership has been furnished by the Selling Stockholders.

We have not sought to verify the information provided by the Selling Stockholders. The Selling Stockholders may hold or acquire at any time shares of Class A common stock in addition to those offered by this prospectus and may have acquired additional shares of Class A common stock since the date on which the information reflected herein was provided to us.

We will supplement or amend this prospectus as required to include additional Selling Stockholders upon provision of all required information to us and subject to the terms of any relevant agreement between us and the Selling Stockholders.

The Selling Stockholders are not obligated to sell any of the shares of our Class A common stock offered by this prospectus. Because the Selling Stockholders identified in the table may sell some or all of the shares of our Class A common stock owned by them that are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of such shares, no estimate can be given as to the number of shares covered by this prospectus that will be held by the Selling Stockholders upon termination of this offering. In addition, subject to the Registration Rights Agreement, the Selling Stockholders may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our Class A common stock they hold in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below. Therefore, for purposes of the following table we have assumed that the Selling Stockholders will sell all of the shares of our Class A common stock beneficially owned by them that are covered by this prospectus, but will not sell any other shares of our Class A common stock that they may currently own.

	Shares Owned Before the Offering			Shares of Class A Common Stock that may be sold hereby(4)	Shares Owned After the Offering
Selling Stockholders(1):	Class A Common Stock(2)	Class C Common Stock	Combined Voting Power(3)		Class A Common Stock	Class C Common Stock	Combined Voting Power(3)
Pearl Energy Investments, L.P. (5)	—	56,429,386	7.3%	56,429,386	—	—	—
Pearl Energy Investments II, L.P. (6)	—	16,094,353	2.1%	16,094,353	—	—	—
Pearl CIII Holdings, L.P. (7)	—	16,609,730	2.1%	16,609,730	—	—	—
NGP XI US Holdings, L.P. (8)	—	18,788,337	2.4%	18,788,337	—	—	—
NGP Pearl Holdings II, LLC (9)	—	9,378,878	1.2%	9,378,878	—	—	—
Luxe Energy, LLC (10)	—	44,359,656	5.7%	44,359,656	—	—	—
William M. Hickey III (11)	—	16,467,681	2.1%	16,467,681	—	—	—
James H. Walter (12)	—	16,267,681	2.1%	16,267,681	—	—	—
Riverstone VI Centennial QB Holdings, L.P. (13) (14)	41,084,578	—	5.3%	41,084,578	—	—	—
REL US Centennial Holdings, LLC (13) (15)	10,052,173	—	1.3%	10,052,173	—	—	—
Riverstone Non-ECI USRPI AIV, L.P. (13) (16)	4,129,918	—	*	4,129,918	—	—	—
Silver Run Sponsor, LLC (13) (17)	2,006,422	—	*	2,006,422	—	—	—
David Leuschen (18)	954,509	—	*	954,509
EnCap Energy Capital Fund VIII, L.P. (19)	3,330,138	—	*	3,330,138	—	—	—
Bold Energy Holdings, LLC (20)	—	49,101,133	6.3%	49,101,133	—	—	—
EnCap Energy Capital Fund XI, L.P. (21)	28,659,459	—	3.7%	28,659,459	—	—	—
Teri McGuigan (22)	—	24,835	*	24,835	—	—	—
David L. Cox (23)	43,246	281,970	*	325,216	—	—	—

*	Less than 1%.
(1)	Each of the Selling Stockholders that is a member of Permian Resources OpCo has received one share of Class C common stock for each Permian Resources OpCo Unit that it holds.
(2)	Represents the shares of Class A common stock (including the shares of Class A common stock issued or issuable upon the exercise of any other equity security) held as of the closing of the Mergers.
(3)

Represents the percentage of voting power of our Class A common stock and Class C common stock voting together as a single class. Each share of Class C common stock has no economic rights but entitles the holder thereof to one vote for each Permian Resources OpCo Unit held by such holder. Accordingly, the holders of our Class C common stock collectively have a number of votes in the Company equal to the number of Permian Resources OpCo Units that they hold.

(4)

Includes shares of our Class C common stock owned by the Selling Stockholders that, subject to the terms of the LLCA, are, together with an equivalent number of Permian Resources OpCo Units, redeemable at any time and from time to time for shares of Class A common stock on a one-for-one basis, subject to equitable adjustments for stock splits, stock dividends and reclassifications.

(5)

Pearl Energy Investments, L.P. is controlled by Pearl Energy Investment GP, L.P., its general partner (“Pearl I GP, L.P.”). Pearl I GP, L.P. is controlled by Pearl Energy Investment UGP, LLC, its general partner (“Pearl I UGP”). Pearl I UGP is controlled by William J. Quinn, the founder and managing partner of Pearl Energy Investments (“Quinn”). The business address of Pearl Energy Investments, LP is 2100 McKinney Avenue, Suite 1675, Dallas, Texas 75201.
(6)

Pearl Energy Investments II, L.P. is controlled by Pearl Energy Investment II GP, L.P., its general partner (“Pearl II GP, L.P.”). Pearl II GP, L.P. is controlled by Pearl Energy Investment II UGP, LLC (“Pearl II UGP”). Pearl II UGP is controlled by Quinn. The business address of Pearl Energy Investments II, LP is 2100 McKinney Avenue, Suite 1675, Dallas, Texas 75201.

(7)

Pearl CIII Holdings, L.P. is controlled by Pearl II GP, L.P. Pearl II GP, L.P. is controlled by Pearl II UGP. Pearl II UGP is controlled by Quinn. The business address of Pearl CIII Holdings, LP is 2100 McKinney Avenue, Suite 1675, Dallas, Texas 75201.

(8)

NGP XI Holdings GP, L.L.C. is the sole general partner of NGP XI US Holdings, L.P., and NGP Natural Resources XI, L.P. is the sole member of NGP XI Holdings GP, L.L.C. G.F.W. Energy XI, L.P. is the sole general partner of NGP Natural Resources XI, L.P., and GFW XI, L.L.C. is the sole general partner of G.F.W. Energy XI, L.P. GFW XI, L.L.C. has delegated full power and authority to manage NGP XI US Holdings, L.P. to NGP Energy Capital Management, L.L.C. Chris Carter, Craig Glick and Jill Lampert serve on the Executive Committee of NGP Energy Capital Management, L.L.C. The business address of NGP XI Holdings GP, LLC is 2850 N. Harwood Street, Suite 1900 Dallas, Texas 75201.

(9)

NGP XII US Holdings, L.P. controls NGP Pearl Holdings II, LLC. NGP XII Holdings GP, L.L.C. is the sole general partner of NGP XII US Holdings, L.P., and NGP Natural Resources XII, L.P. is the sole member of NGP XII Holdings GP, L.L.C. G.F.W. Energy XII, L.P. is the sole general partner of NGP Natural Resources XII, L.P., and GFW XII, L.L.C. is the sole general partner of G.F.W. Energy XII, L.P. GFW XII, L.L.C. has delegated full power and authority to manage NGP XII US Holdings, L.P. to NGP Energy Capital Management, L.L.C. Chris Carter, Craig Glick and Jill Lampert serve on the Executive Committee of NGP Energy Capital Management, L.L.C. The business address of NGP Pearl Holdings II, LLC is 2850 N. Harwood Street, Suite 1900 Dallas, Texas 75201.

(10)

NGP XI US Holdings, LP controls Luxe Energy, LLC. NGP XI Holdings GP, L.L.C. is the sole general partner of NGP XI US Holdings, L.P., and NGP Natural Resources XI, L.P. is the sole member of NGP XI Holdings GP, L.L.C. G.F.W. Energy XI, L.P. is the sole general partner of NGP Natural Resources XI, L.P., and GFW XI, L.L.C. is the sole general partner of G.F.W. Energy XI, L.P. GFW XI, L.L.C. has delegated full power and authority to manage NGP XI US Holdings, L.P. to NGP Energy Capital Management, L.L.C. Chris Carter, Craig Glick and Jill Lampert serve on the Executive Committee of NGP Energy Capital Management, L.L.C. The business address of Luxe Energy, LLC is 2850 N. Harwood Street, Suite 1900 Dallas, Texas 75201.

(11)

Includes 2,989,989 shares held by Hickey Family Investments LP. The reporting person is the controlling person of Hickey Family Investments LP and therefore may be deemed to beneficially own the securities held by Hickey Family Investments LP. The business address of Hickey Family Investments LP and William M. Hickey III is 300 N. Marienfeld Street, Suite 1000, Midland, Texas 79701.

(12)

Includes 2,989,989 shares held by Bedford Family Partners LP. The reporting person is the controlling person of Bedford Family Partners LP and therefore may be deemed to beneficially own the securities held by Bedford Family Partners LP. The business address of Bedford Family Partners LP and James H. Walter is 300 N. Marienfeld Street, Suite 1000, Midland, Texas 79701.

(13)

David M. Leuschen and Pierre F. Lapeyre, Jr. are the managing directors of Riverstone Management Group, L.L.C. (“Riverstone Management”), which is the general partner of Riverstone/Gower Mgmt Co Holdings, L.P. (“Riverstone/Gower”), which is the sole member of Riverstone Holdings LLC (“Holdings”) and the sole shareholder of Riverstone Holdings II (Cayman) Ltd. (“Holdings II”). The business address of each of these entities and individuals is c/o Riverstone Investment Group LLC, 712 Fifth Avenue, 36th Floor, New York, New York 10019. Riverstone Capital Services LLC, a registered broker-dealer, is an affiliate of these entities and individuals.

(14)

Riverstone VI Centennial QB Holdings, L.P. (“Riverstone QB Holdings”) is the record holder of 41,084,578 shares of Class A common stock. Holdings is the sole shareholder of Riverstone Energy GP VI Corp., which is the managing member of Riverstone Energy GP VI, LLC, which is the general partner of Riverstone Energy Partners VI, L.P., which is the general partner Riverstone QB Holdings. As such, each of Messrs. Leuschen and Lapeyre, Riverstone Management, Riverstone/Gower, Holdings, Riverstone Energy GP VI Corp, Riverstone Energy GP VI, LLC and Riverstone Energy Partners VI, L.P. may be deemed to share beneficial ownership of the securities held of record by Riverstone QB Holdings The business address of each of these entities and individuals is c/o Riverstone Investment Group LLC, 712 Fifth Avenue, 36th Floor, New York, New York 10019.
(15)

REL US Centennial Holdings, LLC (“REL US”) is the record holder of 10,052,173 shares of Class A common stock. Holdings II is the general partner of Riverstone Energy Limited Investment Holdings, LP, which is the sole shareholder of REL IP General Partner Limited, which is the general partner of REL IP General Partner LP, which is the managing member of REL US. Each of Messrs. Leuschen and Lapeyre, Riverstone Management, Riverstone/Gower, Holdings II, Riverstone Energy Limited Investment Holdings, LP, REL IP General Partner Limited and REL IP General Partner LP may be deemed to share beneficial ownership of the securities held of record by REL US. The business address of each of these entities and individuals is c/o Riverstone Investment Group LLC, 712 Fifth Avenue, 36th Floor, New York, New York 10019.

(16)

Riverstone Non-ECI USRPI AIV, L.P. (“Riverstone Non-ECI”) is the record holder of 4,129,918 shares of Class A common stock. Riverstone Non-ECI GP Ltd. is the sole member of Riverstone Non-ECI Cayman GP LLC, which is the general partner of Riverstone Non-ECI Partners GP (Cayman), L.P., which is the sole member of Riverstone Non-ECI USRPI AIV GP, L.L.C., which is the general partner of Riverstone Non-ECI. Riverstone Non-ECI GP Ltd. is managed by Mr. Leuschen and Mr. Lapeyre. As such, each of Messrs. Leuschen and Lapeyre, Riverstone Non-ECI GP Ltd., Riverstone Non-ECI Cayman GP LLC, Riverstone Non-ECI Partners GP (Cayman), L.P., and Riverstone Non-ECI USRPI AIV GP, L.L.C. may be deemed to share beneficial ownership of the securities held of record by Riverstone Non-ECI. The business address of each of these entities and individuals is c/o Riverstone Investment Group LLC, 712 Fifth Avenue, 36th Floor, New York, New York 10019.

(17)

Silver Run Sponsor, LLC (“Silver Run Sponsor”) is the record holder of 2,006,422 shares of Class A common stock. Holdings is the managing member of Silver Run Sponsor Manager, LLC, which is the managing member of Silver Run Sponsor. As such, each of Messrs. Leuschen and Lapeyre, Riverstone Management, Riverstone/Gower, Holdings and Silver Run Sponsor Manager, LLC may be deemed to share beneficial ownership of the securities held of record by Silver Run Sponsor. The business address of each of these entities and individuals is c/o Riverstone Investment Group LLC, 712 Fifth Avenue, 36th Floor, New York, New York 10019.

(18)

David M. Leuschen is the record holder of 954,509 shares of Class A common stock. Mr. Leuschen previously served as a director for the Company. Riverstone Capital Services LLC, a registered broker-dealer, is an affiliate of Mr. Leuschen. Mr. Leuschen’s business address is c/o Riverstone Investment Group LLC, 712 Fifth Avenue, 36th Floor, New York, New York 10019.

(19)

EnCap Energy Capital Fund VIII, L.P. is controlled by EnCap Equity Fund VIII GP, L.P., its general partner (“EnCap VIII GP”). EnCap VIII GP is controlled by EnCap Investments L.P., its general partner (“EnCap Investments”). EnCap Investments is controlled by EnCap Investments GP, L.L.C., its general partner (“EnCap Investments GP”). EnCap Investments GP is controlled by EnCap Investments Holdings, LLC, its sole member (“EnCap Investments Holdings”). EnCap Investments Holdings is controlled by EnCap Partners, LP, its managing member (EnCap Partners LP”). EnCap Partners LP is controlled by EnCap Partners GP, LLC, its sole general partner (“EnCap Partners GP”). The business address of EnCap Energy Capital Fund VIII, L.P. is 9651 Katy Freeway, Suite 600, Houston, Texas 77024.

(20)

Bold Energy Holdings, LLC is controlled by EnCap Energy Capital Fund IX, L.P., its sole member (“EnCap Energy”). EnCap Energy is controlled by EnCap Equity Fund IX GP, L.P., its general partner (“EnCap Energy GP”). EnCap Energy GP is controlled by EnCap Investments, its general partner. EnCap Investments is controlled by EnCap Investments GP, its general partner. EnCap Investments GP is controlled by EnCap Investments Holdings, its sole member. EnCap Investments Holdings is controlled by EnCap Partners LP, its managing member. EnCap Partners LP is controlled by EnCap Partners GP, its sole general partner. The business address of Bold Energy Holdings, LLC is 9651 Katy Freeway, Suite 600, Houston, Texas 77024.

(21)

EnCap Energy Capital Fund XI, L.P. is controlled by EnCap Equity Fund XI GP, L.P., its general partner (“EnCap XI GP”). EnCap XI GP is controlled by EnCap Equity Fund XI GP, LLC, its general partner (“EnCap XI UGP”). EnCap XI UGP is controlled by EnCap Investments, its sole member. EnCap

Investments is controlled by EnCap Investments GP, its general partner. EnCap Investments GP is controlled by EnCap Investments Holdings, its sole member. EnCap Investments Holdings is controlled by EnCap Partners LP, its managing member. EnCap Partners LP is controlled by EnCap Partners GP, its sole general partner. The business address of EnCap Energy Capital Fund XI, L.P. is 9651 Katy Freeway, Suite 600, Houston, Texas 77024.
(22)	The business address of Teri McGuigan is 1504 Seaboard Avenue, Midland, Texas 79705.
(23)	The business address of David L. Cox is PO Box 52556, Midland, Texas 79710.

PLAN OF DISTRIBUTION

As of the date of this prospectus, we have not been advised by the Selling Stockholders as to any plan of distribution. Distributions of the Class A common stock by the Selling Stockholders, or by their partners, pledgees, donees (including charitable organizations), transferees or other successors in interest, may from time to time be offered for sale either directly by such individual, or through underwriters, dealers or agents or on any exchange on which the Class A common stock may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The methods by which the Class A common stock may be sold by the Selling Stockholders include:

•	sales on NYSE or any national securities exchange or quotation service on which our Class A common stock may be listed or quoted at the time of sale;

•	privately negotiated transactions;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	to or through underwriters, brokers, dealers or agents;

•	exchange distributions and/or secondary distributions;

•	sales in the over-the-counter market;

•	“at the market” or through market makers or into an existing market for the securities;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•

block trades (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the Class A common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account;

•	settlement of short sales entered into after the date of this prospectus (including short sales “against the box”);

•	through the writing or settlement of options or other hedging transactions, whether or not the options are listed on an options exchange;

•	through the distributions of the shares by any Selling Stockholder to its general or limited partners, members, managers, affiliates, employees, directors or stockholders;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may elect to make an in-kind distribution of their shares of Class A common stock to their respective members, partners or stockholders. To the extent that such members, partners or stockholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradeable shares of our Class A common stock pursuant to the distribution through this registration statement.

The Selling Stockholders may also sell shares of Class A common stock under Rule 144 or any other exemption from registration under the Securities Act, in each case if available, rather than under this prospectus.

The Selling Stockholders also may transfer their shares of Class A common stock in other circumstances, in which case the transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Such transactions may be effected by the Selling Stockholders at fixed prices, market prices prevailing at the time of sale, at varying prices determined at the time or sale or at negotiated prices. Underwriters or broker-dealers may receive compensation in the form of discounts or commissions from the Selling Stockholders and may receive commissions from the purchasers of the securities for whom they may act as agent. The Selling Stockholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the Class A common stock against certain liabilities, including liabilities arising under the Securities Act. We have agreed to register the Class A common stock for sale under the Securities Act and to indemnify the Selling Stockholders and each person who participates as an underwriter in the offering of the Class A common stock against certain civil liabilities, including certain liabilities under the Securities Act.

In connection with sales of Class A common stock under this prospectus, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, who may in turn engage in short sales of the Class A common stock in the course of hedging the positions they assume. The Selling Stockholders also may sell shares of Class A common stock short and deliver them to close their short positions, or loan or pledge the securities to broker-dealers that in turn may sell them. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders will act independently of us in making decisions with respect to the price, timing, manner and size of each sale of securities. Offers to purchase securities may be solicited directly by the Selling Stockholders and the sale thereof may be made by the Selling Stockholders directly to institutional investors or others. In such a case, no underwriters or agents would be involved. The Selling Stockholders may use electronic media, including the Internet, to sell offered securities directly. The Selling Stockholders may offer the securities covered by this prospectus into an existing trading market on the terms described herein or in any applicable prospectus supplement, amendment or free writing prospectus relating thereto. If the Selling Stockholders utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, the Selling Stockholders may sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by the dealer at the time of resale.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the shares of Class A common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of Class A common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

If the Selling Stockholders use one or more underwriters in the sale, the underwriters will acquire the securities for their own account, and they may resell these securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered and sold to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Underwriters may resell the shares to or through dealers, and those dealers may receive compensation in the form of one or more discounts, concessions or commissions from the underwriters and commissions from purchasers for which they may act as agents. We have not, and to our knowledge, the Selling Stockholders have not, entered into any agreement or understanding, directly or indirectly, with any person to distribute the securities offered hereby.

We are required to pay all fees and expenses incident to the registration of our securities. We have also agreed to keep the registration statement of which this prospectus forms a part or, if not available, another registration statement, effective until all of the registrable securities have ceased to be registrable securities or the termination of the applicable Registration Rights Agreement has occurred.

There can be no assurances that the Selling Stockholders will sell, nor are the Selling Stockholders required to sell, any or all of the shares of Class A common stock offered under this prospectus or any applicable prospectus supplement, amendment or free writing prospectus.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. If required, we may add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its shares from holders named in this prospectus after the effective date of this prospectus. Transferees, successors and donees of identified Selling Stockholders may not be able to use this prospectus for resales until they are named in the Selling Stockholders table by prospectus supplement or post-effective amendment. See “Selling Stockholders.”

LEGAL MATTERS

Kirkland & Ellis LLP will pass upon certain legal matters relating to the issuance and sale of the Class A common stock offered hereby on behalf of Permian Resources Corporation. Additional legal matters may be passed upon for the Selling Stockholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement, amendment or free writing prospectus.

EXPERTS

Permian Resources Corporation

The consolidated financial statements of Permian Resources Corporation and its subsidiaries as of December 31, 2022 and 2021, and for each of the years in the three-year period ended December 31, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report on the effectiveness of internal control over financial reporting as of December 31, 2022, contains an explanatory paragraph that states Permian Resources acquired Colgate Energy Partners III, LLC during 2022, and management excluded from its assessment of the effectiveness of Permian Resources and its subsidiaries’ internal control over financial reporting as of December 31, 2022, Colgate Energy Partners III, LLC’s internal control over financial reporting associated with 50% of total assets and 26% of total revenues included in the consolidated financial statements of Permian Resources and its subsidiaries as of and for the year ended December 31, 2022. The audit of internal control over financial reporting of Permian Resources and its subsidiaries also excluded an evaluation of the internal control over financial reporting of Colgate Energy Partners III, LLC.

The consolidated financial statements of Colgate Energy Partners III, LLC and its subsidiaries as of December 31, 2021 and 2020, and for the years then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Estimates of proved reserves attributable to certain interests of Permian Resources as of December 31, 2022 and related information included herein have been prepared based on reports by Netherland, Sewell & Associates, Inc., independent reserve engineers, and all such information has been so incorporated in reliance on the authority of such experts in such matters.

Earthstone Energy, Inc.

The consolidated financial statements of Earthstone as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022 incorporated herein by reference from the Current Report on Form 8-K of Permian Resources Corporation filed on September 19, 2023 have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The information included in this registration statement regarding estimated quantities of proved reserves of Earthstone as of December 31, 2022 using SEC guidelines were prepared or derived from estimates prepared by Cawley, Gillespie & Associates, Inc., independent petroleum engineers. These estimates are included herein in reliance on the authority of such firm as experts in petroleum engineering.

Novo Oil & Gas Holdings, LLC

The combined consolidated financial statements of Novo as of December 31, 2022 and 2021 and for the years then ended, incorporated by reference from the Current Report on Form 8-K of Permian Resources Corporation dated September 19, 2023, have been audited by Moss Adams LLP, independent auditors, as stated in their report which is incorporated herein by reference. Such combined consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with shares of our Class A common stock being registered hereby.

SEC registration fee		$164,563
Printing expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent fees and expenses		*
Miscellaneous		*

Total	$	*

*	Estimated expenses are not presently known.

Item 15.	Indemnification of Directors and Officers

Permian Resources Corporation

We are organized under the laws of Delaware. Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchases or redemptions; or (4) for any transaction from which a director derived an improper personal benefit.

Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any officer or director in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred in connection therewith.

Any underwriting agreement or distribution agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act of 1933, as amended.

In accordance with Section 102(b)(7) of the DGCL, our Charter provides that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of its fiduciary duty as a director, except to the extent such limitation on or exemption from liability is not permitted under the DGCL unless he or she violated their duty of loyalty to the Registrant or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from their actions as directors. The effect of this provision of the Charter is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our Charter, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our Charter limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

Our Charter also provides that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former officers and directors, as well as those persons who, while serving as our directors or officers, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to our Charter will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.

The right to indemnification conferred by our Charter is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in his or her capacity as an officer or director of the Company) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our Charter or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our Charter may have or hereafter acquire under law, our Charter, our Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of our Charter affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our Charter will also permit us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than those specifically covered by our Charter.

Our Bylaws include the provisions relating to advancement of expenses and indemnification rights consistent with those set forth in our Charter. In addition, our Bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our Bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of our Bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

In connection with the Mergers, Permian Resources and Merger Sub II have agreed to, jointly and severally, indemnify, defend and hold harmless, in the same manner as provided by Earthstone immediately prior to August 21, 2023, each person who has been at any time prior to August 21, 2023 or who became, prior to the Initial Company Merger Effective Time (as defined in the Merger Agreement), an officer, director of Earthstone or any of its subsidiaries or who acts as a fiduciary under any employee benefit plan sponsored, maintained, or contributed to by Earthstone, or was serving at the request of Earthstone or any of its respective subsidiaries as a director, officer or fiduciary of another corporation, partnership, limited liability company, joint venture, employment benefit plan, trust or other enterprise, in each case, when acting in such capacity (whom are referred to herein as the “indemnified persons”) against all losses, claims, damages, costs, fines, penalties, expenses (including attorneys’ and other professionals’ fees and expenses), liabilities or judgments or amounts that are paid in settlement of, or incurred in connection with, any actual or threatened proceeding to which such indemnified person is a party or is otherwise involved (including as a witness) based on, in whole or in part, or arising out of, in whole or in part, the fact that such person was an officer or director of Earthstone or any of its subsidiaries, a fiduciary under any employee benefit plan sponsored, maintained, or contributed to by Earthstone or is or was serving at the request of Earthstone or any of its respective subsidiaries as an officer, director or fiduciary of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other enterprise, as applicable, or by reason of anything done or not done by such person in any such capacity, whether pertaining to any act or omission occurring or existing prior to, but not after, the Initial Company Merger Effective Time and whether asserted or claimed prior to, at or after, the Initial Company Merger Effective Time (which liabilities are referred to herein as “indemnified liabilities”), including all indemnified liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to the Merger Agreement or the transactions contemplated thereby, in each case to the fullest extent permitted under applicable law (and we and the Surviving Corporation will, jointly and severally, pay expenses incurred in connection therewith, including but not limited to expenses for the retention of Earthstone’s regularly engaged legal counsel or other counsel satisfactory to Earthstone, in advance of the final disposition of any such proceeding to each indemnified person to the fullest extent permitted under applicable law).

Until the six-year anniversary date of the Initial Company Merger Effective Time, neither of Permian Resources nor Merger Sub II will amend, repeal or otherwise modify any provision in the organizational documents of the Surviving Corporation or any of its subsidiaries in any manner that would affect adversely the rights of any indemnified person to indemnification, exculpation and advancement except to the extent required by applicable law. We shall, and shall cause the surviving entity and its subsidiaries to, fulfill and honor any indemnification, expense advancement, or exculpation agreements between Earthstone or any of its subsidiaries and any of its officers, directors existing and in effect immediately prior to the Initial Company Merger Effective Time.

Permian Resources and the Surviving Corporation have put in place, and Permian Resources has fully prepaid, “tail” insurance policies with a claims reporting or discovery period of at least six years from the Initial Company Merger Effective Time (the “tail period”) from an insurance carrier with the same or better credit rating as Earthstone’s current insurance carrier with respect to directors’ and officers’ liability insurance (“D&O insurance”) in an amount and scope at least as favorable as Earthstone’s existing policies with respect to matters, acts or omissions existing or occurring at, prior to, or after the Initial Company Merger Effective Time; provided, however, that in no event shall the aggregate cost of the D&O insurance exceed during the tail period 300% of the current aggregate annual premium paid by Earthstone for such purpose; and provided, further, that if the cost of such insurance coverage exceeds such amount, the surviving entity shall obtain a policy with the greatest coverage reasonably available for a cost not exceeding such amount.

Item 16.	Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of August 21, 2023, among Permian Resources Corporation, Smits Merger Sub I Inc., Smits Merger Sub II LLC, Permian Resources Operating, LLC, Earthstone Energy, Inc. and Earthstone Energy Holdings, LLC (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 21, 2023).

3.1	Fourth Amended & Restated Certificate of Incorporation of Permian Resources Corporation (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on September 8, 2022).

3.2	Second Amended and Restated Bylaws of Permian Resources Corporation (formerly known as Centennial Resource Development, Inc.) (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2019).

4.1	Registration Rights Agreement, dated August 21, 2023, by and among Permian Resources Corporation and the parties from time to time listed on the signature pages thereto (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 21, 2023).

4.2	Seventh Amended and Restated Limited Liability Company of Permian Resources Operating, LLC, dated as of November 1, 2023 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on November 3, 2023).

5.1	Opinion of Kirkland & Ellis LLP.

23.1	Consent of KPMG, LLP with respect to the specified financial statements of Permian Resources Corporation.

23.2	Consent of KPMG, LLP with respect to the specified financial statements of Colgate Energy Partners III, LLC and its subsidiaries.

23.3	Consent of Moss Adams LLP with respect to the specified financial statements of Earthstone Energy, Inc.

23.4	Consent of Moss Adams LLP with respect to the specified financial statements of Novo Oil & Gas Holdings, LLC.

23.5	Consent of Netherland, Sewell & Associates, Inc. with respect to Proved Oil and Natural Gas Reserves Report of Permian Resources Corporation.

23.6	Consent of Cawley, Gillespie & Associates, Inc. with respect to Proved Oil and Natural Gas Reserves Report of Earthstone Energy, Inc.

23.7	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

23.8	Consent of Netherland, Sewell & Associates, Inc. with respect to Proved Oil and Natural Gas Reserves Report of Novo Oil & Gas Holdings, LLC.

Exhibit Number	Description

24.1	Powers of Attorney (incorporated by reference to the signature page hereto).

107	Filing Fee Table.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to shares of our Class A common stock offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of shares of our Class A common stock being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of shares of our Class A common stock:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Texas, on the 8th day of November, 2023.

Permian Resources Corporation

By:	/s/ Guy M. Oliphint
Name:	Guy M. Oliphint
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints James H. Walter, William M. Hickey III, John C. Bell and Chad W. MacDonald, and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement and any other registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed in accordance with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ William M. Hickey III	Co-Chief Executive Officer and Director (Principal Executive Officer)	November 8, 2023
William M. Hickey III

/s/ James H. Walter	Co-Chief Executive Officer and Director (Principal Executive Officer)	November 8, 2023
James H. Walter

/s/ Guy M. Oliphint	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 8, 2023
Guy M. Oliphint

/s/ Brent P. Jensen	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 8, 2023
Brent P. Jensen

/s/ Steven D. Gray	Chairman and Director	November 8, 2023
Steven D. Gray

SIGNATURE	TITLE	DATE

/s/ Robert M. Tichio	Director	November 8, 2023
Robert M. Tichio

/s/ William J. Quinn	Director	November 8, 2023
William J. Quinn

/s/ Aron Marquez	Director	November 8, 2023
Aron Marquez

/s/ Karan E. Eves	Director	November 8, 2023
Karan E. Eves

/s/ Maire A. Baldwin	Director	November 8, 2023
Maire A. Baldwin

/s/ Jeffrey H. Tepper	Director	November 8, 2023
Jeffrey H. Tepper

/s/ Robert J. Anderson	Director	November 8, 2023
Robert J. Anderson

/s/ Frost W. Cochran	Director	November 8, 2023
Frost W. Cochran